EXHIBIT 10.1

AGREEMENT AND MUTUAL RELEASE

This AGREEMENT AND MUTUAL RELEASE (the "Agreement") is made as of March 19, 2013 by and among Equal Energy Ltd. ("Equal Energy" or the "Company"), on the one hand, and Nawar Alsaadi and Adam Arthur Goldstein (each a "Stockholder" and together, the "Stockholders"), on the other. Equal Energy and the Stockholders are collectively the "Parties" and individually a "Party".

WHEREAS, Alsaadi is currently the beneficial owner of 1,650,000 shares of common stock of the Company ("Common Stock"), which represents 4.7% of the issued and outstanding shares of Common Stock;

WHEREAS, Goldstein is currently the beneficial owner of 124,700 shares of Common Stock, which represents 0.4% of the issued and outstanding shares of Common Stock;

WHEREAS, the Stockholders currently collectively own 1,774,700 shares of Common Stock (the "Shares"), which represents 5% of the issued and outstanding shares of Common Stock;

WHEREAS, the Stockholders filed a Schedule 13D disclosure with the Securities and Exchange Commission (the "SEC") on December 14, 2012 (the "Initial Schedule 13D");

WHEREAS, the Company filed a complaint in the United States District Court for the Southern District of New York on January 24, 2013, alleging that the Stockholders violated Sections 13(d) and 14(a) of the Securities Exchange Act of 1934 (the "Exchange Act") by failing to make required disclosures and by making materially false and misleading statements, including in the Initial Schedule 13D, and seeking declaratory and injunctive relief, in a case captioned Equal Energy Ltd., v. Nawar Alsaadi, Adam Arthur Goldstein, and John Does 1-250, No. 13 CV 0541 (the "Action");

WHEREAS, the Stockholders filed a Schedule 13D disclosure with the SEC on February 1, 2013 that amended and supplemented the Initial Schedule 13D (the "Amended Schedule 13D");

WHEREAS, the Company filed an amended complaint in the Action on February 8, 2013, discontinuing the Section 14(a) claims and alleging that the Stockholders violated Section 13(d) of the Exchange Act by failing to make required disclosures and by making materially false and misleading statements, including in the Initial Schedule 13D and Amended Schedule 13D, and seeking declaratory and injunctive relief;

WHEREAS, without admitting or conceding liability or wrongdoing, the Parties wish to resolve the Action and all matters specified herein in order to avoid the risk, delay, and cost of further litigation on those matters, and to release claims and potential claims against the other as set forth below and undertake the actions and agreements contained herein effective on the date of this Agreement,

NOW, THEREFORE, the Parties to this Agreement, in consideration of the resolution of the Action, the mutual promises, representations, warranties, covenants, and agreements contained herein, and other good and valuable consideration, the sufficiency of which is acknowledged by each of the Parties, intending to be legally bound hereby, agree as follows:

1.                  Effective Date: This Agreement is conditioned upon the delivery of validly executed copies of this Agreement by the Parties to each other, and this Agreement shall be the effective on the first day upon that condition is fulfilled (the "Effective Date").

2.                  Covenants of the Stockholders:

(a)	Each Stockholder agrees with the Company that it shall abstain from voting any of the shares of Common Stock beneficially owned by such Stockholder at the Company's 2013 annual meeting of the stockholders (the "2013 Annual Meeting"); provided, however, that the Stockholders shall each be permitted to vote, in their sole discretion:
(i)	for each of the Company’s nominees for election to the Company's board of directors (the "Board"); and
(ii)	in favor of proposals supported by the Board as described in the Company’s Proxy Statement on Schedule 14A that will be filed with the SEC in connection with the 2013 Annual Meeting.
(b)	Each Stockholder agrees with the Company that, during the period commencing on the Effective Date and ending on the day that is the 15-month anniversary of the Effective Date (the “Standstill Period”), he shall not, and shall cause each of his respective partners, associates, representatives, family members and agents (collectively, “Representatives”) not to, in any manner, directly or indirectly, alone or in concert with others:
(i)	effect or seek to effect, whether alone or in concert with others, any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of material assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”); provided, however, that this clause shall not preclude the tender by a Stockholder of any securities of the Company into any tender or exchange offer or vote by a Stockholder of any voting securities of the Company with respect to any Extraordinary Transaction;
(ii)	form, join, encourage, influence, advise or in any way participate in a “partnership, limited partnership, syndicate or other group”
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(within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof;
(iii)	make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)) or consents to vote, or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of individuals to the Board or to approve stockholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act), other than a “solicitation” or acting as a “participant” in support of the nominees recommended by the Board at any stockholder meeting;
(iv)	make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act, Section 136 of the Alberta Business Corporations Act, or otherwise);
(v)	(A) call or seek to call any meeting or special meeting of stockholders, including by written consent, (B) seek representation on the Board, (C) seek the removal of any member of the Board, (D) solicit consents from stockholders, (E) conduct a referendum of stockholders or (F) make a request for any stockholder list or other similar Company records;
(vi)	initiate contact with or communicate in any manner, whether publicly or privately, with the Company, its Board, directors, officers, advisors or employees, provided that the Stockholders shall be permitted, in a private manner only, to initiate contact or communicate with the Company's Chief Executive Officer and the Chairman of the Board, so long as such contact or communication is not intended to or reasonably expected to require public disclosure of such contact or communication;
(vii)	sell, offer or agree to sell, any shares of the Company's Common Stock other than on a recognized exchange on which the Company's Common Shares are listed without the express written consent of the Company, such consent not to be unreasonably withheld;
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(viii)	sell, offer or agree to sell, all or substantially all, directly or indirectly, through swap or hedging transactions or otherwise, voting rights decoupled from the underlying Common Stock held by the Stockholders to any Third Party (as defined below);
(ix)	take any action, alone or in concert with others, in support of or make any proposal or request that constitutes: (A) advising, controlling, seeking to control, changing or influencing the Board, the management or the policies of the Company, (B) any material change in the capitalization or dividend policy of the Company, (C) any other material change in the Company’s management, business or corporate structure, (D) seeking to have the Company waive, or make amendments or modifications to, the Company’s Articles of Incorporation or Bylaws, or other actions which may impede the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, or (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;
(x)	enter into any discussions, negotiations, agreements or understandings with any Third Party with respect to the foregoing, or advise, assist, intentionally encourage or seek to persuade any Third Party to take any action with respect to any of the foregoing, or otherwise take or cause any action inconsistent with any of the foregoing; or
(xi)	request, directly or indirectly, any amendment or waiver of the foregoing matters.

For purposes of this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and the term "Third Party" shall mean any person or entity that is not a party to this Agreement or an affiliate thereof, a member of the Board, a director or officer of the Company, or legal counsel to any party to this Agreement.

(c)	The Stockholders shall, and shall cause their applicable affiliates, if any, to promptly file an amendment to their Schedule 13D filings with the SEC, in the form attached hereto as Exhibit B, reporting entry into this Agreement, amending applicable items to conform to their obligations hereunder and appending or incorporating by reference this Agreement as an exhibit thereto.
(d)	The Stockholders hereby represent that they:
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(i)	have shut down the website www.saveequalenergy.com;
(ii)	have removed the videos titled "Equal Energy Don Klapko's Final Days in Office," "Equal Energy CEO Don Klapko Interview," and "Equal Energy & the Shareholders' 5 Point Plan," posted to www.saveequalenergy.com and/or YouTube; and
(iii)	shall not republish or otherwise disseminate any of those materials during the Standstill Period.
(e)	The Stockholders hereby agree to:
(i)	remove any and all media or online publications authored or created by one or both of the Shareholders characterizing the management and policies of the Company, including those posted to www.saveequalenergy.com, www.seekingalpha.com, www.investorvillage.com, Twitter, YouTube, or any other website or online platform, as soon as practicable on or after the date hereof, provided that if the Stockholders are not permitted to remove such media or online publications directly, they shall use their reasonable best efforts to cause such items to be removed no later than fourteen (14) days after the Effective Date;
(ii)	shut down the Equal Energy Yahoo Group previously linked from the website www.saveequalenergy.com (currently on Yahoo! Finance), as soon as practicable on or after the date hereof, but in no event later than 5:00 p.m. Eastern Standard Time on the second business day after the Effective Date; and
(iii)	refrain from republishing or otherwise disseminating any of the materials identified in this Section 2(e) or publishing or otherwise disseminating any other similar material during the Standstill Period.

3.                  Covenants of the Company: The Company shall promptly file a Form 8-K with the SEC, in the form attached hereto as Exhibit C, reporting entry into this Agreement and appending or incorporating by reference this Agreement as an exhibit thereto.

4.                  Equal Energy's Releases: Effective on the Effective Date, Equal Energy, on behalf of itself and each of its current and former affiliates, subsidiaries, parents, officers, directors, members, shareholders, managers, partners, employees, agents, attorneys, successors, assigns and predecessors and each of their current and former respective officers, directors, members, shareholders, managers, partners, employees, agents, and attorneys (collectively, the "Equal Energy Releasors") release and discharge the Stockholders and each of their employees, agents, and attorneys, and each of their heirs, executors, administrators, successors and assigns (collectively, the "Stockholder Releasees"), from all known or unknown, suspected or unsuspected, contingent or non-contingent claims, actions, causes of action, suits, debts, dues, sums of money, accounts,

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reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, and demands whatsoever, in law or equity, which each of the Equal Energy Releasors and their successors and assigns ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement (the "Equal Energy Released Claims").

5.                  Stockholders' Releases: Effective on the Effective Date, the Stockholders, on behalf of themselves, each company any Stockholder controls, each partnership in which any Stockholder is a general partner, and each of their respective current and former affiliates, subsidiaries, parents, officers, directors, members, shareholders, managers, partners, employees, agents, attorneys, predecessors, heirs, executors, administrators, successors and assigns (collectively, the "Stockholder Releasors") release and discharge Equal Energy and each of its current and former affiliates, subsidiaries, parents, officers, directors, members, shareholders, managers, partners, employees, agents, attorneys, successors, assigns, and predecessors, and each of their heirs, executors, administrators, successors and assigns (collectively, the "Equal Energy Releasees"), from all from all known or unknown, suspected or unsuspected, contingent or non-contingent claims, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, and demands whatsoever, in law or equity, which the Stockholder Releasors and their successors and assigns ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement (the "Stockholder Released Claims").

6.                  The Parties' Release of Unknown Claims: The Equal Energy Releasors and the Stockholder Releasors hereby expressly waive any and all provisions, rights and benefits conferred by § 1542 of the California Civil Code, which reads:

SECTION 1542. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Equal Energy Releasors and the Stockholder Releasors hereby expressly waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, by federal law or regulation or principle of common law, which is similar, comparable or equivalent to § 1542 of the California Civil Code. The Equal Energy Releasors and the Stockholder Releasors may hereafter discover facts other than or different from those which they know or believe to be true with respect to the claims which are the subject of this Agreement, but each of the Equal Energy Releasors and the Stockholder Releasors hereby expressly waives and fully, finally and forever settles and releases any known or unknown, suspected or unsuspected, contingent or non-contingent claims with regard to the Equal Energy Released Claims and the Stockholder Released Claims, without regard to the subsequent discovery or existence of such different or additional facts.

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The Parties acknowledge that the foregoing waivers were separately bargained for and are a key element of this Agreement.

7.                  Mutual Covenant Not to Sue. The Equal Energy Releasors and the Stockholder Releasors will not file any new action, suit or proceeding against each other arising from or relating to the Action, any allegation that could have been made in the Action and/or to any other action or inaction of the Equal Energy Releasees and/or the Stockholder Releasees through the date of this Agreement. The Equal Energy Releasors and the Stockholder Releasors further agree that this Agreement shall act as a complete bar to their entitlement to any legal, equitable or administrative relief based upon any action that the Equal Energy Releasees and/or the Stockholders Releasees took, may have taken, or failed to take through the date of this Agreement. Notwithstanding the foregoing, the Parties retain the right to sue to enforce the terms of this Agreement.

8.                  Termination of the Action: Promptly upon the Effective Date, and in no event more than five (5) business days after the Effective Date, Equal Energy shall file a Notice of Voluntary Dismissal in the United States District Court for the Southern District of New York, in the form attached hereto as Exhibit A, dismissing all claims in the Action with prejudice.

9.              Non-Admission of Liability. This Agreement compromises allegations that are contested and shall not be deemed an admission by the Parties as to the merits or veracity of any claim, allegation, or defense. Nothing in this Agreement shall be deemed a presumption, concession, estoppel, or admission by or of any of the Stockholders regarding any fault, liability or wrongdoing as to any facts, claims or defenses that were or could have been alleged or asserted, or of any weakness or infirmity of any claim or defense by or on behalf of any of the Parties, with respect to any of the claims in the Action, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person or entity in any other action or proceeding, whether civil, criminal or administrative, for any purpose other than as provided expressly herein.

10.              Termination: This Agreement shall remain in full force and effect until the earliest of (a) the expiration of the Standstill Period, or (b) such other date established by mutual written agreement of the Company and the Stockholders.

11.              Effect of Termination: Sections 4-7, 9 and 12-27 shall survive the termination of this Agreement. No termination pursuant to Section 10 shall relieve any Party hereto from liability for any breach of this Agreement prior to such termination.

12.              Notices: All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to a Party if delivered in person or sent by overnight delivery (providing proof of delivery) to the Party at the following addresses (or at such other address for a Party as shall be specified by like notice) on the date of delivery, or if by facsimile, upon confirmation of receipt:

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If to the Company:	Equal Energy Ltd. 2600, 500 - 4th Avenue S.W. Calgary, Alberta, T2P 2V6 Canada
Attention: Don Klapko Telephone: 403-263-0262 Facsimile: 403-294-1197
with a copy (which shall not constitute notice) to	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022
Attention: David E. Rosewater, Esq. Michael E. Swartz, Esq. Telephone: 212-756-2000 Facsimile: 212-593-5955
If to the Stockholders:	Nawar Alsaadi 2203 – 788 Richards Street Vancouver, British Columbia, V6B 0C7 Canada Telephone 604-564-2406 Facsimile: 604-564-2406
-and- Adam Arthur Goldstein 550 Warren Street, Apartment 16C Fayetteville, New York 13066 Telephone: 315-632-4726
with a copy (which shall not constitute notice) to	Kleinberg, Kaplan, Wolff & Cohen, P.C. 551 Fifth Avenue New York, New York 10176 Attention: David M. Levy, Esq. Telephone: 212-986-6000 Facsimile: 212-986-8866

13.              Third-Party Beneficiaries: The Parties acknowledge that the Equal Energy Releasees and Stockholder Releasees are third-party beneficiaries under this Agreement. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the Parties, the Equal Energy Releasees, and the Stockholder Releasees, nor is anything in this Agreement intended to relieve or discharge any obligation or liability of any third person to any Party.

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14.              Rule of Ambiguities. It is agreed and understood that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement.

15.              Communications:

(a)	The Company and the Stockholders shall announce this Agreement and the material terms hereof by means of a press release in the form attached hereto as Exhibit D as soon as practicable on the date hereof.
(b)	During the Standstill Period, each Stockholder and the Company shall refrain from making, causing to be made, or allowing any of its Representatives from making, any public statement or announcement that disparages the other, as well as the business or any current or former officers, employees, or directors of the other. The foregoing shall not prevent the making of any factual statement as required by applicable law, regulation, legal process, subpoena, or legal requirement or as part of a response to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.

16.              Confidentiality: The Parties agree not to voluntarily disclose any communications or other information shared between the Company, its Board, directors, officers, advisors, or employees, on the one hand, and the Stockholders or their Representatives, other than that which already has been publicly disclosed as of the Effective Date of this Agreement or must be publicly disclosed pursuant to this Agreement ("Confidential Information"), to any person or entity, other than as necessary to their respective counsel, insurance carriers, and accountants, except as set forth herein. The Agreement shall not prohibit the release of Confidential Information that is required to be disclosed by law, regulation or pursuant to any valid subpoena issued by or pursuant to the rules of a court or other authority.  In the event of a valid subpoena or other judicial process seeking disclosure of Confidential Information, the Party receiving the subpoena or process will promptly provide notice to the other Parties and will cooperate with the other Parties to allow them, if possible, to have a reasonable opportunity to challenge the production or disclosure before made.

17.              Governing Law: This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to New York's choice of law rules. The exclusive venue concerning any dispute arising out of or relating to this Agreement is the Southern District of the State of New York, or, in the event that court declines to exercise jurisdiction, the Supreme Court of the State of New York, New York County. Each Party hereto (i) consents to personal jurisdiction in any such action (but in no other action) brought in the designated courts; (ii) consents to service of process by registered mail upon such Party and/or such Party's agent; (iii) waives any objection to venue in the designated courts and any claim that the designated courts are inconvenient forums; and (iv) waives any right to demand a jury trial as to any such action. Any Party initiating an action, suit or proceeding relating to this Agreement shall seek to file it under seal and the Parties shall otherwise seek to maintain the confidentiality of this Agreement and its terms to the fullest extent permitted by law.

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18.              Assignment: This Agreement shall be binding upon and inure to the benefit of and be enforceable only by the Parties hereto. No Party to this Agreement may assign its rights or delegate its obligations under this Agreement.

19.              Amendments; Waivers: This Agreement may only be amended pursuant to a written agreement executed by all the Parties, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the Party against whom such waiver or consent is to be effective. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

20.              Entire Agreement: This Agreement constitutes the entire agreement of all the Parties and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any Party which is not contained in this Agreement and no Party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein. The Parties expressly disclaim reliance on any information, statements, representations or warranties regarding the subject matter of this Agreement other than the terms of this Agreement.

21.              Severability. If for any reason any provision of this Agreement is determined to be invalid or unenforceable by any court of competent jurisdiction, the remaining provisions of this Agreement nevertheless shall be construed, performed, and enforced as if the invalidated or unenforceable provision had not been included in the text of the Agreement, provided that the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

22.              Counterparts: This Agreement may be executed in any number of counterparts (including by facsimile or .pdf transmission), each of which shall be deemed to be an original, but all of which together shall constitute one binding agreement on the Parties, notwithstanding that not all Parties are signatories to the same counterpart.

23.              Fees and Expenses: All attorneys’ fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the Party incurring such fees, costs or expenses. Notwithstanding the foregoing, in the event that any Party brings a suit to enforce the terms of this Agreement or for breach of this Agreement and obtains substantially the relief sought, whether by compromise, settlement, or judgment ("Prevailing Party"), the Prevailing Party shall be entitled to recover from the non-Prevailing Party all reasonable attorney's fees, costs and expenses incurred in connection with such suit.

24.              Warranties: The Stockholders represent and warrant that (a) they are the only holders and owners of the Stockholder Released Claims, (b) that none of the Stockholder Released Claims have been assigned, encumbered, or in any manner transferred in whole or part, (c) that Alsaadi is the owner of 1,650,000 shares of Common Stock, (d) that Goldstein is the owner of 124,700 shares of Common Stock, and (e)

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that neither Alsaadi nor Goldstein own any shares of the Company's stock other than the Shares identified herein.

25.              Signatures. The Parties hereto hereby signify their agreement to the above terms by their signatures below. Each of the Parties hereto executes this Agreement on its own behalf and represents it has had an opportunity to consult with an attorney prior to signing this Agreement, that it understands the foregoing Agreement, and that it has affixed its signature hereto voluntarily and without coercion.

26.              Captions: The captions contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provisions of this Agreement.

27.              Specific Performance: The Parties agree that irreparable injury would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such injury would not be adequately compensable in damages. It is accordingly agreed that the Parties are entitled to seek an injunction or specific performance of the terms hereof in addition to any other remedies at law or in equity, and a Party will not take any action, directly or indirectly, in opposition to another Party seeking relief on the grounds that any other remedy or relief is available at law or in equity, and the Parties further agree to waive any requirement for the security or posting of any bond in connection with such remedy or relief.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

EQUAL ENERGY LTD.

By:	/s/ Don Klapko
Name:	Don Klapko
Title:	President and CEO

NAWAR ALSAADI

/s/ Nawar Alsaadi

ADAM ARTHUR GOLDSTEIN

/s/ Adam Arthur Goldstein

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EXHIBIT A

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

-------------------------------------------------------------x

EQUAL ENERGY LTD., Plaintiff, -against- NAWAR ALSAADI, ADAM ARTHUR GOLDSTEIN, and JOHN DOES 1-250, Defendants.	: : : : : : : : : : :	Civil Action No.: 13 CV 0541 (DLC) notice of VOLUNTARY DISMISSAL

 -------------------------------------------------------------x

Pursuant to Rule 41(a)(1)(i) of the Federal Rules of Civil Procedure, Plaintiff Equal Energy, Ltd. and its counsel hereby gives notice that the above-captioned action is hereby dismissed with prejudice.

DATED: March __, 2013

SCHULTE ROTH & ZABEL LLP

By:
Michael E. Swartz
Jason Mitchell

919 Third Avenue
New York, New York 10022
(212) 756-2000

Attorneys for Plaintiff Equal Energy, Ltd.

EXHIBIT B

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 13D

UNDER THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.2)

EQUAL ENERGY LTD.

(Name of Issuer)

Common Shares

(Title of Class of Securities)

29390Q109

(CUSIP Number)

Nawar Alsaadi

2203 – 788 Richards Street

Vancouver, British Columbia, Canada V6B 0C7

(604) 564-2406

(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

March 19, 2013

(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(e), 13d-1(f) or 13d-1(g), check the following box. ☐ ☐

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7(b) for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act. (However, see the Notes).

CUSIP No. 29390Q109

(1)	Name of Reporting Persons: Nawar Alsaadi

(2)	Check the Appropriate Box if a Member of a Group:

(a) ☒

(b) ☐

(3)	SEC Use Only

(4)	Source of Funds: PF

(5)	Check box if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e): ☐

(6)	Citizenship or Place of Organization: France

Number of Shares Beneficially Owned by Each Reporting Person with:

(7) Sole Voting Power: 1,650,000

(8) Shared Voting Power: 0

(9) Sole Dispositive Power: 1,650,000

(10) Shared Dispositive Power: 0

(11)	Aggregate Amount Beneficially Owned by Each Reporting Person: 1,650,000

(12)	Check Box if the Aggregate Amount in Row (11) Excludes Certain Shares: ☐

(13)	Percent of Class Represented by Amount in Row (11): 4.7%

(14)	Type of Reporting Person: IN

CUSIP No. 29390Q109

(1)	Name of Reporting Persons: Adam Arthur Goldstein

(2)	Check the Appropriate Box if a Member of a Group:

(a) ☒

(b) ☐

(3)	SEC Use Only

(4)	Source of Funds: PF

(5)	Check box if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e): ☐

(6)	Citizenship or Place of Organization: United States

Number of Shares Beneficially Owned by Each Reporting Person with:

(7) Sole Voting Power: 124,700

(8) Shared Voting Power: 0

(9) Sole Dispositive Power: 124,700

(10) Shared Dispositive Power: 0

(11)	Aggregate Amount Beneficially Owned by Each Reporting Person: 124,700

(12)	Check Box if the Aggregate Amount in Row (11) Excludes Certain Shares: ☐

(13)	Percent of Class Represented by Amount in Row (11): 0.4%

(14)	Type of Reporting Person: IN

This statement is filed with respect to the common shares of Equal Energy Ltd. (the "Issuer"), beneficially owned by Nawar Alsaadi and Adam Arthur Goldstein (collectively, the “Investors”) as of March 19, 2013 and amends and supplements the Schedule 13D filed on December 14, 2012, as amended on February 1, 2013 (collectively, the "Schedule 13D"). Except as set forth herein, the Schedule 13D is unmodified.

The Investors are the beneficial owners of 1,774,700 shares or approximately 5.0% of the Issuer’s common shares. Mr. Alsaadi has the sole power to vote and sole power to dispose of 1,650,000 common shares of the Issuer. Dr. Goldstein has the sole power to vote and sole power to dispose of 124,700 common shares of the Issuer.

Item 4. Purpose of Transaction

Item 4 of this Schedule 13D is supplemented by the following:

On March 19, 2013, the Investors entered into an agreement with the Issuer, pursuant to which the Investors and Issuer settled the action recently filed in the United States District Court for the Southern District of New York styled Equal Energy Ltd v. Nawar Alsaadi, et al., 13 CV 0541 (DC) (the “Settlement Agreement”). Without admitting or conceding liability or wrongdoing, the Investors sought to resolve such action in order to avoid the risk, delay, and cost of further litigation on such matters.

The Settlement Agreement was filed as an attachment to the Form 8-K filed by the Issuer on March 19, 2013 with the Securities and Exchange Commission (“SEC”), and is incorporated herein by reference. Such agreement is publicly available on EDGAR at www.sec.gov.

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer

Item 6 of this Schedule 13D is supplemented by the following:

On March 19, 2013, the Investors and Issuer entered into the Settlement Agreement. A copy of the Settlement Agreement is attached hereto as Exhibit C and is incorporated herein by reference.

Item 7. Materials to be Filed as Exhibits

Exhibit A – Letter to the Issuer from the Investors dated December 13, 2012 (previously filed)

Exhibit B – Joint Filing Agreement (previously filed)

Exhibit C – Settlement Agreement dated as of March 19, 2013 by and among the Investors and the Issuer. The Settlement Agreement, which was publicly filed by the Issuer on March 19, 2013 with the SEC on a Form 8-K, is publicly available on EDGAR at www.sec.gov and is incorporated herein by reference.

SIGNATURES

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date:	March 19, 2013

Signature:

Name/Title:	Nawar Alsaadi

Date:	March 19, 2013

Signature:

Name/Title:	Adam Arthur Goldstein

EXHIBIT C

[See the Current Report on Form 8-K filed with the SEC on March 19, 2013]

EXHIBIT D

[See the Press Release dated March 19, 2013, attached as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on March 19, 2013]